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                                                                   EXHIBIT 10.41

                             RF MONOLITHICS, INC.
                CONSULTING AGREEMENT FOR INDIVIDUAL CONSULTANTS

      This Agreement is made by RF Monolithics, Inc. and its successors or assignees worldwide ("RFM") and Michael Bernique, ("Contractor"), effective this 23rd day of June, 1999, for the purpose of setting forth the terms and conditions by which RFM will acquire Contractor's services on a temporary basis. In consideration of the mutual obligations specified in this Agreement, and any compensation paid to Contractor for her or his services, the parties agree to the following:

1. Work And Payment. Attached to this Agreement as Exhibit A hereto is a statement of the work to be performed by Contractor, Contractor's rate of payment for such work, expenses to be paid in connection with such work, and such other terms and conditions as shall be deemed appropriate or necessary for the performance of the work.

RFM is not obligated to issue any additional orders for work by Contractor under this Agreement. Contractor should not commence services under this Agreement until this Agreement is signed and delivered by an authorized representative of RFM.

2. Nondisclosure And Trade Secrets. During the term of this Agreement and in the course of Contractor's performance hereunder, Contractor may receive and otherwise be exposed to confidential and proprietary information relating to RFM's business practices, strategies and technologies. Such confidential and proprietary information may include but not be limited to confidential and proprietary information supplied to Contractor with the legend "RFM Confidential and Proprietary," or equivalent, RFM's marketing and customer support strategies, RFM's financial information, including sales, costs, profits and pricing methods, RFM's internal organization, employee information and customer lists, RFM's technology, including discoveries, inventions, research and development efforts, processes, hardware/software design and maintenance tools, samples, media, methods, product know-how and show-how, and all derivatives, improvements and enhancements to any of the above which are created or developed by Contractor under this Agreement and information of third parties as to which RFM has an obligation of confidentiality (collectively referred to as "Information").

Contractor acknowledges the confidential and secret character of the Information, and agrees that the Information is the sole, exclusive and extremely valuable property of RFM. Accordingly, Contractor agrees not to reproduce any of the Information without the applicable prior written consent of RFM, not to use the Information except in the performance of this Agreement, and not to disclose all or any part of the Information in any form to any third party, either during or after the term of this Agreement. Upon termination of this Agreement for any reason, including expiration of term, Contractor agrees to cease using and to return to RFM all whole and partial copies
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and derivatives of the Information, whether in Contractor's possession or under
Contractor's direct or indirect control.

Contractor shall not disclose or otherwise make available to RFM in any manner any confidential information of Contractor or received by Contractor from third parties.

This Section 2 shall survive the termination of this Agreement for any reason, including expiration of term.

Contractor agrees that any and all ideas, improvements, inventions and works of authorship conceived, written, created or first reduced to practice in the performance of work under this Agreement ("Work Product") shall be the sole and exclusive property of RFM and hereby assigns to RFM all its right, title and interest in and to any and all such ideas, improvements, inventions and works of authorship.

Contractor further agrees that RFM is and shall be vested with all rights, title and interests including patent, copyright, trade secret and trademark rights in all of Contractor's Work Product under this Agreement. To the extent that any pre-existing technology or work product of Contractor ("Background Technology") is required to effectuate the assignment of rights and intent of the foregoing, Contractor hereby grants to RFM a non-exclusive, royalty free and worldwide right to use and sublicense the use of Background Technology for the purpose of developing, manufacturing and marketing RFM products, but not for the purpose of marketing Background Technology separate from RFM products.

Contractor shall execute all papers, including patent applications, invention assignments and copyright assignments, and otherwise shall assist RFM as reasonably required to perfect in RFM the rights, title and other interests in Contractor's work product expressly granted to RFM under this Agreement. Costs related to such assistance, if required, shall be paid by RFM.

This Section 3 shall survive the termination of this Agreement for any reason, including expiration of term.

4. Termination. Either RFM or Contractor may terminate this Agreement in the event of a material breach of the Agreement which is not cured within fifteen
(15) days of written notice to the other of such breach. Material breaches include but are not limited to the filing of bankruptcy papers or other similar arrangements due to insolvency, the assignment of Contractor's obligations to perform to third parties or Contractor's acceptance of employment or consulting arrangements with third parties which are or may be detrimental to RFM's business interests.

At any time after 180 days from the date indicated on the first page of this Agreement, RFM may terminate this Agreement for convenience upon thirty (30) days' prior written notice. In such event, Contractor shall cease work immediately after receiving notice from RFM, unless otherwise advised by RFM, and shall notify RFM of costs incurred up to the termination date.

5. Compliance With Applicable Laws. Contractor warrants that all material supplied and work performed under this Agreement complies with or will comply with all applicable United States and foreign laws and regulations.

6. Independent Contractor. Contractor is an independent contractor, is not an agent or employee of RFM and is not authorized to act on behalf of RFM. Contractor will not be eligible for any
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employee benefits, nor will RFM make deductions from any amounts payable to
Contractor for taxes. Taxes shall be the sole responsibility of Contractor.

7. Legal And Equitable Remedies. Contractor hereby acknowledges and agrees that in the event of any breach of this Agreement by Contractor, including, without limitation, the actual or threatened disclosure of Information without the prior express written consent of RFM, RFM will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, Contractor hereby agrees that RFM shall be entitled to specific performance of Contractor's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

8. General. The parties' rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns. This Agreement and the attached Exhibit A constitute the parties' final, exclusive and complete understanding and agreement with respect to the subject matter hereof, and supersede all prior and contemporaneous understandings and agreements relating to its subject matter. This Agreement may not be waived, modified, amended or assigned unless mutually agreed upon in writing by both parties. In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent enforcement of any other provision of the Agreement. This Agreement shall be governed by the laws of the State of Texas, excluding its conflicts of laws principles. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three (3) days after the date of mailing.
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      In Witness Whereof, the parties hereto have executed this Agreement as of the date first set forth above.


RF Monolithics, Inc.                        Contractor:


/s/  Sam L. Densmore                         /s/   Michael Bernique
--------------------------------            ----------------------------------
Sam L. Densmore                                       Michael Bernique
                                                By:
                                                       -----------------------
By:     Sam L. Densmore                         Title:
Title:  President and CEO                              -----------------------
Address:  4441 Sigma Road                              (if applicable)
          Dallas, Texas 75244                   Address:
                                                        ----------------------

                                                        ----------------------

                                                        ----------------------
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                                   Exhibit A



Work to be performed:      Consulting regarding sales, marketing and strategic
                           planning.

Rate of payment:           $750 per week

                           Stock options to purchase 40,000 shares of the Company's Common Stock, subject to approval of the Company's Board of Directors. Options shall have a vesting commencement date of June 23, 1999, shall vest at a rate of 1/48th per month of service under this Agreement, and shall have an exercise price equal to the fair market value of the Common Stock on June 23, 1999 (the date of grant), which the board has determined, based on the closing price of the Company's Common Stock as quoted on Nasdaq, to be $8.875.

Expenses to be paid:       N/A


Background Technology: